                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1

                                                       Reorganized    |  Predecessor
                                                         Company      |    Company
                                                       ------------   |  ------------
                                                       Three Months   |  Three Months
                                                          Ended       |     Ended
                                                         March 31,    |    March 31,
                                                       ------------   |  ------------
                                                           1995       |      1994
                                                       ------------   |  ------------
                                                                      |
                                                                      |
Fully Diluted Earnings Per Share                                      |
Additional adjustment to weighted                                     |
  average number of shares outstanding                                |
  Weighted average number of shares                                   |
    outstanding as adjusted per fully                                 |
    diluted computation above . . . . . . .             47,953,934    |   29,152,729
  Additional dilutive effect of outstanding                           |
    options and warrants. . . . . . . . . .                    -      |          -
  Additional dilutive effect of assumed                               |
    conversion of preferred stock:                                    |
      Series C 9.75%  . . . . . . . . . . .                    -      |      73,099
  Additional dilutive effect of assumed                               |
    conversion of 7.75% subordinated                                  |
    debenture . . . . . . . . . . . . . . .                    -      |    2,257,558
  Additional dilutive effect of assumed                               |
    conversion of 7.5% subordinated                                   |
    debenture . . . . . . . . . . . . . . .                    -      |    2,264,932
  Additional dilutive effect of assumed                               |
    conversion of 11.5% subordinated                                  |
    debenture . . . . . . . . . . . . . . .                    -      |    7,306,865
                                                       -----------    |  -----------
  Weighted average number of common shares                            |
    outstanding as adjusted . . . . . . . .             47,953,934    |   41,055,183
                                                       ===========    |  ===========
Fully diluted earnings per common share:                              |
  Net income. . . . . . . . . . . . . . . .            $       .13    |  $      0.40
                                                       ===========    |  ===========




(a) The stock options and warrants are included only in the periods in which they are dilutive.

(b)    The calculation is submitted in accordance with Regulation S-K Item 601
       (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.

                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1


                                                      Reorganized      |     Predecessor
                                                        Company        |       Company
                                                    -------------      |    ------------
                                                     Three Months      |     Three Months
                                                         Ended         |        Ended
                                                        March 31,      |       March 31,
                                                     ------------      |     ------------
                                                          1995         |         1994
                                                     ------------      |     ------------
                                                                       |
Primary Earnings Per Share                                             |
Computation for Statements of Operation:                               |
  Net Income. . . . . . . . . . . . . . . . .        $      5,210      |     $     15,175
  Preferred dividends . . . . . . . . . . .                     -      |                -
  Adjustment for interest on debt reduction,                           |
    net of taxes. . . . . . . . . . . . . . .                   -      |           1,172
                                                     ------------      |     ------------
                                                                       |
                                                                       |
  Net income applicable to common stock . .          $      5,210      |     $     16,347
                                                     ============      |     ============
  Weighted average number of common shares                             |
      outstanding . . . . . . . . . . . . . . .        45,165,959      |       25,291,260
  Assumed exercise of stock options and                                |
      warrants(a) . . . . . . . . . . . . . . .                 -      |        3,861,469
                                                     ------------      |     ------------
  Weighted average number of common                                    |
      shares outstanding as adjusted. . . . . .        45,165,959      |       29,152,729
                                                     ============      |     ============
 Primary earnings per common share:                                    |
  Net income. . . . . . . . . . . . . . . .          $       0.12      |     $       0.56
                                                     ============      |     ============
                                                                       |
  Net Income . . . . . . . . . . . . . . . .         $      5,210      |
  Preferred dividends. . . . . . . . . . .                      -      |
  Adjustment for interest on debt reduction,                           |
      net of taxes. . . . . . . . . . . . . .               1,168      |
                                                     ------------      |
  Net income applicable to common stock . .          $      6,378      |
                                                     ============      |
  Weighted average number of common shares                             |
      outstanding . . . . . . . . . . . . . .          45,165,959      |
  Assumed exercise of stock options and                                |
      warrants (a). . . . . . . . . . . . . .           2,787,975      |
                                                     ------------      |
  Weighted average number of common                                    |
      shares outstanding as adjusted. . . . .          47,953,934      |
                                                     ============      |
Primary earnings per common share:                                     |
  Net income. . . . . . . . . . . . . . . .          $       0.13 (b)  |
                                                     ============      |

                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1



                                                     Reorganized    |  Predecessor
                                                       Company      |    Company
                                                     ------------   |  ------------
                                                     Three Months   |  Three Months
                                                        Ended       |     Ended
                                                      March 31,     |    March 31,
                                                     ------------   |  ------------
                                                         1995       |       1994
                                                     ------------   |  ------------
                                                                    |
Fully Diluted Earnings Per Share                                    |
Computation for Statements of Operations:                           |
  Net Income. . . . . . . . . . . . . . . .          $     5,210    |  $    15,175
  Adjustment for interest on debt reduction,                        |
    net of taxes. . . . . . . . . . . . . .                1,097    |        1,136
  Preferred dividends . . . . . . . . . . .                  -      |          -
                                                     -----------    |  -----------
  Net income applicable to common stock . .          $     6,307    |  $    16,311
                                                     ===========    |  ===========
  Weighted average number of common                                 |
    shares outstanding. . . . . . . . . . .           45,165,959    |   25,291,260
  Assumed exercise of stock options                                 |
    and warrants (a). . . . . . . . . . . .            2,787,975    |    3,861,490
                                                     -----------    |  -----------
  Weighted average number of common                                 |
    shares outstanding as adjusted. . . . .           47,953,934    |   29,152,729
                                                     ===========    |  ===========
Fully diluted earnings per                                          |
  common share:                                                     |
  Net income. . . . . . . . . . . . . . . .          $     0.13     |  $      0.56 (b)
                                                     ===========    |  ===========
Additional Fully Diluted Computation:                               |
Additional adjustment to net income as                              |
  adjusted per fully diluted computation above                      |
  Net Income. . . . .  . . . . . . . . . . .         $     5,210    |  $    15,175
  Add interest on debt reduction,                                   |
    net of taxes. . . . . . . . . . . . . .                1,097    |        1,136
                                                     -----------    |  -----------
  Net income applicable to common stock . .          $     6,307    |  $    16,311
                                                     ===========    |  ===========



                                       20